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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                             -----------------------

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                           -------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          Delaware                                       13-2740599
--------------------------                               ----------
(STATE OF INCORPORATION OR                   (IRS employer identification no.)
    ORGANIZATION)

World Financial Center                                             10281
North Tower                                                      ----------
                                                                 (ZIP CODE)
250 Vesey Street
New York, New York
----------------------------------------
(Address of principal executive offices)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS TO BE SO                NAME OF EACH EXCHANGE ON WHICH EACH
REGISTERED                                  CLASS IS TO BE REGISTERED
----------------------------                ------------------------------------

Medium-Term Notes, Series B,                American Stock Exchange
3% Stock Linked Notes due
June   , 2000 (Linked to the
performance of Honda Motor Co., Ltd.
Common Stock)
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  If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

  If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:
333-44173 (if applicable).
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
None.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the general terms and provisions of the Medium-Term Notes, Series B, 3% Stock Linked Notes due June , 2000 to be issued by Merrill Lynch & Co., Inc. set forth in the Preliminary Pricing Supplement dated June 1, 1998, the Prospectus Supplement dated March 12, 1998 and Prospectus dated January 29, 1998, attached hereto as Exhibit 99(a), are hereby incorporated by reference.


ITEM 2.  EXHIBITS.

     99(a) Preliminary Pricing Supplement dated June 1, 1998, Prospectus Supplement dated March12, 1998 and Prospectus dated January 29, 1998 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

     99(b)  Form of Note.

     99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993.*



* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-44173).

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          MERRILL LYNCH & CO., INC.



                                          By: /s/ Andrea L. Dulberg
                                              -------------------------
                                                  Andrea L. Dulberg
                                                     Secretary


June 3, 1998

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                               INDEX TO EXHIBITS


Exhibit No.                                                             Page No.
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99(a)     Preliminary Pricing Supplement dated June 1, 1998,
          Prospectus Supplement dated March 12, 1998 and Prospectus dated January 29, 1998 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

99(b)     Form of Note.

99(c)     Copy of Indenture between Merrill Lynch & Co., Inc.
          and The Chase Manhattan Bank dated as of October 1, 1993.*



* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-44173).

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